EXHIBIT 99.1

Republic Services, Inc. Reports
Third Quarter 2022 Results

●	Third Quarter Total Revenue Growth of 23 Percent Includes Approximately 12 Percent Growth from Acquisitions
●	Reported Earnings Per Share of $1.32
●	Increased Adjusted Earnings Per Share 20 Percent Over the Prior Year to $1.34
●	Generated Year-to-Date Cash Flow from Operations of $2,383 million and Adjusted Free Cash Flow of $1,665 million
●	Certified as a Great Place to Work® for the Sixth Consecutive Year

PHOENIX (October 27, 2022) – Republic Services, Inc. (NYSE: RSG) today reported net income of $416.9 million, or $1.32 per diluted share, for the three months ended September 30, 2022, versus $350.3 million, or $1.10 per diluted share, for the comparable 2021 period. Excluding certain benefits and expenses, on an adjusted basis, net income for the three months ended September 30, 2022 was $425.4 million, or $1.34 per diluted share, versus $357.7 million, or $1.12 per diluted share, for the comparable 2021 period.

“Our business continues to perform well even with increased volatility in the broader marketplace,” said Jon Vander Ark, president and chief executive officer. “Our third quarter performance demonstrates our ability to price in excess of cost inflation while simultaneously growing volumes and delivering margin expansion in the underlying business. The investments made in our differentiating capabilities are gaining traction, and we will continue to invest to capitalize on profitable growth opportunities in both our recycling and solid waste, and environmental solutions businesses.”

Third-Quarter 2022 Highlights:

*Total revenue growth of 22.6 percent includes 10.2 percent of organic growth and 12.4 percent of growth from acquisitions.

*Third quarter revenue growth from average yield was 5.6 percent and volume increased revenue by 2.2 percent.

*Third quarter core price increased revenue by 6.9 percent. Core price consisted of 8.7 percent in the open market and 4.0 percent in the restricted portion of the business.

*Third quarter EPS was $1.32 per share, and adjusted EPS, a non-GAAP measure, was $1.34 per share. Adjusted EPS increased 19.6 percent over the prior year.

*Year-to-date cash provided by operating activities was $2,383.4 million. Adjusted free cash flow, a non-GAAP measure, was $1,665.2 million, an increase of 22.8 percent versus the prior year.

*Republic's third quarter net income was $416.9 million, or 11.6 percent of revenue.

*Third quarter adjusted EBITDA, a non-GAAP measure, was $1.1 billion and adjusted EBITDA margin was 29.2 percent of revenue.

*Year-to-date cash invested in acquisitions was $2.6 billion, $2.2 billion of which related to the acquisition of US Ecology.

*Year-to-date cash returned to shareholders was $640.0 million, which included $203.5 million of share repurchases and $436.5 million of dividends paid.

*The Company's average recycled commodity price per ton sold during the third quarter was $162. This represents a decrease from the second quarter of 2022 of $56 per ton and a decrease of $68 per ton over the prior year.

Company Declares Quarterly Dividend

Republic announced today that its Board of Directors declared a regular quarterly dividend of $0.495 per share for shareholders of record on January 3, 2023. The dividend will be paid on January 13, 2023.

Presentation of Certain Key Performance Metrics and Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type and adjusted free cash flow are described in the Key Performance Metrics and Reconciliations of Certain Non-GAAP Measures section of this document.

About Republic Services

Republic Services, Inc. is a leader in the environmental services industry. Through its subsidiaries, the Company provides customers with the most complete set of products and services, including recycling, solid waste, special waste, hazardous waste, container rental and field services. Republic’s industry-leading commitments to advance circularity, reduce emissions and decarbonize operations are helping deliver on its vision to partner with customers to create a more sustainable world. For more information, please visit RepublicServices.com.

For more information, contact:
Media Inquiries	Investor Inquiries
Donna Egan (480) 757-9770	Aaron Evans (480) 718-0309
media@RepublicServices.com	investor@RepublicServices.com

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81.4	$29.0
Accounts receivable, less allowance for doubtful accounts and other of $49.4 and $38.5, respectively	1,698.7	1,271.4
Prepaid expenses and other current assets	419.3	410.4
Total current assets	2,199.4	1,710.8
Restricted cash and marketable securities	121.7	139.0
Property and equipment, net	10,439.6	9,232.1
Goodwill	14,194.3	12,826.0
Other intangible assets, net	399.3	259.5
Other assets	1,046.7	787.6
Total assets	$28,401.0	$24,955.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,024.3	$910.0
Notes payable and current maturities of long-term debt	455.8	8.2
Deferred revenue	463.1	381.3
Accrued landfill and environmental costs, current portion	126.9	124.5
Accrued interest	57.5	62.1
Other accrued liabilities	1,036.2	929.5
Total current liabilities	3,163.8	2,415.6
Long-term debt, net of current maturities	11,180.4	9,546.2
Accrued landfill and environmental costs, net of current portion	2,084.0	1,837.7
Deferred income taxes and other long-term tax liabilities, net	1,481.7	1,229.5
Insurance reserves, net of current portion	316.7	303.9
Other long-term liabilities	683.9	642.4
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 320.2 and 319.6 issued including shares held in treasury, respectively	3.2	3.2
Additional paid-in capital	2,831.2	2,789.5
Retained earnings	7,166.8	6,475.6
Treasury stock, at cost; 4.2 and 2.4 shares, respectively	(500.7)	(274.8)
Accumulated other comprehensive loss, net of tax	(10.6)	(14.6)
Total Republic Services, Inc. stockholders' equity	9,489.9	8,978.9
Non-controlling interests in consolidated subsidiary	0.6	0.8
Total stockholders' equity	9,490.5	8,979.7
Total liabilities and stockholders' equity	$28,401.0	$24,955.0

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$3,597.8	$2,933.9	$9,981.5	$8,342.2
Expenses:
Cost of operations	2,192.4	1,744.0	6,020.4	4,928.0
Depreciation, amortization and depletion	353.9	301.3	1,001.8	886.5
Accretion	22.8	20.8	66.9	61.9
Selling, general and administrative	362.8	299.0	1,062.2	880.3
Withdrawal costs - multiemployer pension funds	—	—	2.2	—
Gain on business divestitures and impairments, net	(5.2)	—	(5.3)	(0.2)
Restructuring charges	6.8	4.6	18.8	11.2
Operating income	664.3	564.2	1,814.5	1,574.5
Interest expense	(105.2)	(78.1)	(282.7)	(234.9)
Loss from unconsolidated equity method investments	(51.8)	(15.1)	(69.2)	(44.0)
Interest income	0.8	0.6	2.0	2.0
Other (expense) income, net	(0.3)	(0.9)	(6.5)	0.6
Income before income taxes	507.8	470.7	1,458.1	1,298.2
Provision for income taxes	90.9	119.9	317.5	319.0
Net income	416.9	350.8	$1,140.6	979.2
Net (income) loss attributable to non-controlling interests in consolidated subsidiary	—	(0.5)	0.2	(1.9)
Net income attributable to Republic Services, Inc.	$416.9	$350.3	$1,140.8	$977.3
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.32	$1.10	$3.60	$3.06
Weighted average common shares outstanding	316.5	318.6	316.5	319.2
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.32	$1.10	$3.60	$3.06
Weighted average common and common equivalent shares outstanding	317.0	319.4	317.1	319.7
Cash dividends per common share	$0.495	$0.460	$1.415	$1.310

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Nine Months Ended September 30,
	2022	2021
Cash provided by operating activities:
Net income	$1,140.6	$979.2
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	1,068.7	948.4
Non-cash interest expense	60.1	52.4
Stock-based compensation	30.8	49.1
Deferred tax provision (benefit)	100.2	(32.8)
Provision for doubtful accounts, net of adjustments	27.8	18.7
(Gain) loss on disposition of assets and asset impairments, net	(8.0)	0.5
Environmental adjustments	(0.1)	(1.8)
Loss from unconsolidated equity method investments	69.2	44.0
Other non-cash items	8.0	(1.5)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(206.1)	(137.7)
Prepaid expenses and other assets	28.0	105.7
Accounts payable	97.7	99.4
Capping, closure and post-closure expenditures	(35.6)	(41.2)
Remediation expenditures	(37.3)	(32.2)
Other liabilities	39.4	87.6
Cash provided by operating activities	2,383.4	2,137.8
Cash (used in) provided by investing activities:
Purchases of property and equipment	(924.8)	(904.2)
Proceeds from sales of property and equipment	24.0	10.8
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(2,847.6)	(936.3)
Cash received from business divestitures	50.1	46.3
Purchases of restricted marketable securities	(15.7)	(23.8)
Sales of restricted marketable securities	15.4	21.9
Other	(2.3)	(0.3)
Cash used in investing activities	(3,700.9)	(1,785.6)
Cash provided by (used in) financing activities:
Proceeds from credit facilities and notes payable, net of fees	10,511.5	4,646.5
Payments of credit facilities and notes payable	(8,490.5)	(4,381.8)
Issuances of common stock, net	(12.9)	(7.1)
Purchases of common stock for treasury	(203.5)	(179.0)
Cash dividends paid	(436.5)	(406.5)
Distributions paid to non-controlling interests in consolidated subsidiary	(0.8)	(1.2)
Contingent consideration payments	(4.5)	(14.4)
Cash provided by (used in) financing activities	1,362.8	(343.5)
Effect of foreign exchange rate changes on cash	(3.1)	—
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	42.2	8.7
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	105.6	114.2
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$147.8	$122.9

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2021. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Collection:
Residential	$680.9	18.9%	$626.7	21.4%	$1,963.0	19.7%	$1,831.3	22.0%
Small-container	1,021.7	28.4	871.9	29.7	2,912.9	29.2	2,525.3	30.3
Large-container	709.5	19.7	615.8	21.0	2,018.0	20.2	1,744.7	20.9
Other	14.7	0.4	13.4	0.4	40.3	0.4	39.0	0.5
Total collection	2,426.8	67.4	2,127.8	72.5	6,934.2	69.5	6,140.3	73.7
Transfer	412.7		395.3		1,183.1		1,110.4
Less: intercompany	(223.4)		(212.6)		(637.1)		(605.9)
Transfer, net	189.3	5.3	182.7	6.2	546.0	5.5	504.5	6.0
Landfill	703.6		659.8		2,019.7		1,879.1
Less: intercompany	(291.4)		(285.6)		(851.9)		(818.1)
Landfill, net	412.2	11.5	374.2	12.8	1,167.8	11.7	1,061.0	12.7
Environmental solutions	411.0		60.2		827.8		136.9
Less: intercompany	(13.8)		(3.2)		(37.1)		(10.9)
Environmental solutions, net	397.2	11.0	57.0	1.9	790.7	7.9	126.0	1.5
Other:
Recycling processing and commodity sales	87.1	2.4	119.9	4.1	300.6	3.0	310.6	3.7
Other non-core	85.2	2.4	72.3	2.5	242.2	2.4	199.8	2.4
Total other	172.3	4.8	192.2	6.6	542.8	5.4	510.4	6.1
Total revenue	$3,597.8	100.0%	$2,933.9	100.0%	9,981.5	100.0%	$8,342.2	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Average yield	5.6%	3.2%	5.0%	2.7%
Fuel recovery fees	3.1	1.3	2.7	0.6
Total price	8.7	4.5	7.7	3.3
Volume	2.2	4.3	2.7	3.8
Change in workdays	—	—	—	(0.2)
Recycling processing and commodity sales	(1.3)	1.6	(0.2)	1.2
Environmental solutions	0.6	0.2	0.5	(0.2)
Total internal growth	10.2	10.6	10.7	7.9
Acquisitions / divestitures, net	12.4	3.5	9.0	2.1
Total	22.6%	14.1%	19.7%	10.0%

Core price	6.9%	5.2%	6.4%	4.9%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in average yield and core price as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing strategies. Average yield as a percentage of related-business revenue was 6.3% and 5.4% for the three and nine months ended September 30, 2022, respectively, and 3.4% and 2.9% for the same respective periods in 2021. Core price as a percentage of related-business revenue was 7.7% and 7.0% for the three and nine months ended September 30, 2022, respectively, and 5.5% and 5.2% for the same respective periods in 2021.
The following table reflects changes in average yield and volume, as a percentage of total revenue by line of business, for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	Yield	Volume	Yield	Volume	Yield	Volume	Yield	Volume
Collection:
Residential	4.2%	0.2%	3.7%	(0.3)%	4.0%	(0.3)%	3.5%	(0.4)%
Small-container	7.9%	2.3%	3.2%	5.4%	6.4%	3.0%	2.8%	3.6%
Large-container	8.4%	1.7%	4.8%	3.9%	7.9%	2.7%	3.0%	4.9%
Landfill:
Municipal solid waste	4.2%	1.9%	2.2%	1.3%	3.3%	1.6%	2.4%	3.4%
Construction and demolition waste	1.5%	8.3%	2.2%	0.8%	2.0%	6.6%	2.7%	2.5%
Special waste	—%	13.0%	—%	16.9%	—%	10.7%	—%	14.7%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and nine months ended September 30, 2022 and 2021 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30				Nine Months Ended September 30
	2022		2021		2022		2021
Labor and related benefits	$724.3	20.1%	$588.2	20.0%	$2,003.5	20.1%	$1,715.4	20.6%
Transfer and disposal costs	267.4	7.4	228.9	7.8	733.7	7.4	641.3	7.7
Maintenance and repairs	330.7	9.2	273.9	9.3	902.5	9.0	770.9	9.2
Transportation and subcontract costs	298.8	8.3	206.2	7.0	785.0	7.9	565.5	6.8
Fuel	161.3	4.5	100.4	3.4	474.1	4.7	271.7	3.3
Disposal fees and taxes	89.2	2.5	87.0	3.0	257.8	2.6	252.4	3.0
Landfill operating costs	75.3	2.1	61.9	2.1	201.9	2.0	188.2	2.3
Risk management	84.5	2.3	74.8	2.6	231.5	2.3	186.8	2.2
Other	161.5	4.5	122.7	4.2	430.1	4.3	335.8	4.0
Subtotal	2,193.0	60.9	1,744.0	59.4	6,020.1	60.3	4,928.0	59.1
US Ecology Inc. acquisition integration and deal costs	(0.6)	—	—	—	0.3	—	—	—
Total cost of operations	$2,192.4	60.9%	$1,744.0	59.4%	$6,020.4	60.3%	$4,928.0	59.1%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and nine months ended September 30, 2022 and 2021 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Salaries	$241.3	6.7%	$206.0	7.1%	$686.2	6.8%	$622.8	7.5%
Provision for doubtful accounts	10.6	0.3	7.2	0.2	27.8	0.3	18.7	0.2
Other	101.6	2.8	81.7	2.8	283.1	2.8	219.3	2.7
Subtotal	353.5	9.8	294.9	10.1	997.1	9.9	860.8	10.4
Accelerated vesting of compensation expense for CEO transition	—	—	4.1	0.1	—	—	19.5	0.2
US Ecology Inc. acquisition integration and deal costs	9.3	0.3	—	—	65.1	0.7	—	—
Total selling, general and administrative expenses	$362.8	10.1%	$299.0	10.2%	$1,062.2	10.6%	$880.3	10.6%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
KEY PERFORMANCE METRICS AND RECONCILIATIONS OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three and nine months ended September 30, 2022 and 2021. Our definitions of the foregoing non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
Also presented below is adjusted EBITDA and adjusted EBITDA margin by business type for the three months ended September 30, 2022.

EBITDA and EBITDA Margin
The following table calculates EBITDA and EBITDA margin for the three and nine months ended September 30, 2022 and 2021 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Net income attributable to Republic Services, Inc.	$416.9	11.6%	$350.3	11.9%	$1,140.8	11.4%	$977.3	11.7%
Net income (loss) attributable to noncontrolling interests	—		0.5		(0.2)		1.9
Provision for income taxes	90.9		119.9		317.5		319.0
Other expense (income), net	0.3		0.9		6.5		(0.6)
Interest income	(0.8)		(0.6)		(2.0)		(2.0)
Interest expense	105.2		78.1		282.7		234.9
Depreciation, amortization and depletion	353.9		301.3		1,001.8		886.5
Accretion	22.8		20.8		66.9		61.9
EBITDA and EBITDA margin	$989.2	27.5%	$871.2	29.7%	$2,814.0	28.2%	$2,478.9	29.7%

Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three and nine months ended September 30, 2022 and 2021 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
EBITDA	$989.2	27.5%	$871.2	29.7%	$2,814.0	28.2%	$2,478.9	29.7%
Loss from unconsolidated equity method investment	51.8		15.1		69.2		44.0
Withdrawal costs - multiemployer pension funds	—		—		2.2		—
Restructuring charges	6.8		4.6		18.8		11.2
Gain on business divestitures and impairments, net	(5.2)		—		(5.3)		(0.2)
US Ecology, Inc. acquisition integration and deal costs	8.7		—		65.4		—
Accelerated vesting of compensation expense for CEO transition	—		4.1		—		19.5
Total adjustments	62.1		23.8		150.3		74.5
Adjusted EBITDA and adjusted EBITDA margin	$1,051.3	29.2%	$895.0	30.5%	$2,964.3	29.7%	$2,553.4	30.6%
Adjusted EBITDA and Adjusted EBITDA Margin by Business Type
The following table summarizes revenue, adjusted EBITDA and adjusted EBITDA margin by business type for the three months ended September 30, 2022 (in millions of dollars and adjusted EBITDA margin as a percentage of revenue):

	Three Months Ended September 30, 2022
	Recycling & Solid Waste	Environmental Solutions	Total
Revenue	$3,198.1	$399.7	$3,597.8
Adjusted EBITDA(a)	$976.7	$74.6	$1,051.3
Adjusted EBITDA Margin	30.5%	18.7%	29.2%
(a) Certain corporate expenses, including selling, general and administrative expenses, and National Accounts revenue are allocated to the two business types.
The amounts shown for Recycling & Solid Waste represent the sum of our Group 1 and Group 2 reportable segments, and Environmental Solutions represents our Group 3 reportable segment.

Adjusted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three and nine months ended September 30, 2022 and 2021.

	Three Months Ended September 30, 2022				Three Months Ended September 30, 2021
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$507.8	$90.9	$416.9	$1.32	$470.7	$119.9	$350.3	$1.10
Restructuring charges	6.8	1.8	5.0	0.01	4.6	1.3	3.3	0.01
Loss on business divestitures and impairments, net	(5.2)	(2.2)	(3.0)	(0.01)	—	—	—	—
Withdrawal costs - multiemployer pension funds	—	—	—	—	—	—	—	—
US Ecology, Inc. acquisition integration and deal costs	8.7	2.2	6.5	0.02	—	—	—	—
Accelerated vesting of compensation expense for CEO transition	—	—	—	—	4.1	—	4.1	0.01
Total adjustments	10.3	1.8	8.5	0.02	8.7	1.3	7.4	0.02
As adjusted	$518.1	$92.7	$425.4	$1.34	$479.4	$121.2	$357.7	$1.12
(1) The income tax effect related to our adjustments includes both the current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.

	Nine Months Ended September 30, 2022				Nine Months Ended September 30, 2021
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(2)	Republic	Share	Income	Impact(2)	Republic	Share
As reported	$1,458.1	$317.5	$1,140.8	$3.60	$1,298.2	$319.0	$977.3	$3.06
Restructuring charges	18.8	4.9	13.9	0.04	11.2	3.0	8.2	0.03
Gain on business divestitures and impairments, net(1)	(5.3)	(2.2)	(3.1)	(0.01)	(0.2)	(0.3)	0.1	—
Withdrawal costs - multiemployer pension funds	2.2	0.6	1.6	0.01	—	—	—	—
US Ecology, Inc. acquisition integration and deal costs	65.4	14.1	51.3	0.16	—	—	—	—
Accelerated vesting of compensation expense for CEO transition	—	—	—	—	19.5	—	19.5	0.05
Total adjustments	81.1	17.4	63.7	0.20	30.5	2.7	27.8	0.08
As adjusted	$1,539.2	$334.9	$1,204.5	$3.80	$1,328.7	$321.7	$1,005.1	$3.14
(1) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the nine months ended September 30, 2021.
(2) The income tax effect related to our adjustments includes both the current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.

Loss from unconsolidated equity method investments. The loss from unconsolidated equity method investments primarily relates to non-controlling equity interests in certain limited liability companies that qualified for investment tax credits under Section 48 of the Internal Revenue Code. We believe that adjusting EBITDA for our loss from unconsolidated equity method investments is useful to our investors as the relevant income tax benefit, primarily investment tax credits, is not included in the calculation of EBITDA.
Restructuring charges. In 2022 and 2021, we incurred costs related to the redesign of certain back-office software systems.
Gain on business divestitures and impairments, net. During the three and nine months ended September 30, 2022, we recorded a net gain on business divestitures and impairments of $5.2 million and $5.3 million, respectively.
Withdrawal costs - multiemployer pension funds. During the nine months ended September 30, 2022, we recorded $2.2 million of withdrawal costs from a multiemployer pension plan.
US Ecology, Inc. acquisition integration and deal costs. During the three and nine months ended September 30, 2022, we incurred $8.7 million and $65.4 million, respectively, of acquisition integration and deal costs in connection with the acquisition of US Ecology, which included certain costs to close the acquisition and integrate the business, including stock compensation expense for unvested equity awards at closing as well as severance and change-in-control payments. The acquisition closed on May 2, 2022.
Accelerated vesting of compensation expense for CEO transition. In June 2021, Donald W. Slager retired as Chief Executive Officer (CEO) of Republic Services, Inc. During the three and nine months ended September 30, 2021, we recognized a charge of $4.1 million and $19.5 million, respectively, related to the accelerated vesting of his compensation awards that were previously scheduled to vest in 2022 and beyond.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the nine months ended September 30, 2022 and 2021:

	Nine Months Ended September 30,
	2022	2021
Cash provided by operating activities	$2,383.4	$2,137.8
Property and equipment received	(832.4)	(801.3)
Proceeds from sales of property and equipment	23.9	10.8
Cash paid related to withdrawal costs - multiemployer pension funds, net of tax	2.2	—
Restructuring payments, net of tax	12.5	8.9
Divestiture related tax payments	2.2	0.1
US Ecology, Inc. acquisition integration and deal costs, net of tax	73.4	—
Adjusted free cash flow	$1,665.2	$1,356.3
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.
Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the nine months ended September 30, 2022 and 2021:

	Nine Months Ended September 30,
	2022	2021
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$924.8	$904.2
Adjustments for property and equipment received during the prior period but paid for in the following period, net	(92.4)	(102.9)
Property and equipment received during the period	$832.4	$801.3

The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of September 30, 2022 and December 31, 2021, accounts receivable were $1,698.7 million and $1,271.4 million, net of allowance for doubtful accounts of $49.4 million and $38.5 million, respectively, resulting in days sales outstanding of 42.9, or 31.2 days net of deferred revenue, compared to 39.2, or 27.4 days net of deferred revenue, respectively. Excluding our acquisition of US Ecology, our days sales outstanding were 40.1, or 28.0 days net of deferred revenue, as of September 30, 2022.
CASH DIVIDENDS
In July 2022, we paid a cash dividend of $145.3 million to shareholders of record as of July 1, 2022. As of September 30, 2022, we recorded a quarterly dividend payable of $156.4 million to shareholders of record at the close of business on October 3, 2022, which was paid on October 14, 2022.
SHARE REPURCHASE PROGRAM
During the three months ended September 30, 2022, we did not repurchase any shares of our stock. As of September 30, 2022, the remaining authorized purchase capacity under our October 2020 repurchase program was $1.5 billion.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the impacts of the overall global economy and increasing interest rates, our ability to effectively integrate and manage companies we acquire, including US Ecology, and to realize the anticipated benefits of any such acquisitions, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States, the effects of the COVID-19 pandemic and actions taken in response thereto, as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, particularly under Part II, Item 1A - Risk Factors, and our Annual Report on Form 10-K for the year ended December 31, 2021, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.